UNITED STATES SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
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RESONANT INC.

(Name of Registrant as Specified in its Charter)

PARK CITY CAPITAL, LLC

PARK CITY CAPITAL OFFSHORE MASTER, LTD.

MICHAEL J. FOX

Robert M. Pons

Lee M. Gopadze

Alan B. Howe

Jack H. Jacobs

Louis J. Basenese, III

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Park City Capital Announces Director Nominees for

Proxy Contest at Resonant Inc.

DALLAS, TX, March 6, 2018 – Park City Capital, LLC, the beneficial owner with its affiliates of approximately 5.2% of the shares of Resonant Inc. (Nasdaq: RESN), today announced its director nominees for the proxy contest it has initiated to elect a new board of directors at Resonant’s 2018 annual meeting of shareholders.  Resonant’s full board of directors is elected annually.

Park City is concerned that the current Resonant board—with a lack of meaningful ownership in the company and with two executives and a company service provider on the board—has been all too eager to continually return to the capital markets to effectuate dilutive financings—including with favored shareholders at deep market discounts—and to implement excessive equity programs for executives.

Park City is even more concerned that the Resonant board has carried out its dilutive financing strategy while deliberately excluding Park City’s current board representative, Michael Fox, from the board’s review process.  Park City has attempted to work constructively with the board, but has repeatedly been rebuffed and excluded simply for raising valid board matters for consideration.  The Resonant board has even taken the extreme and outdated entrenchment measure of forming a committee to operate as a shadow board—which includes all of its directors other than Mr. Fox—to exclude Mr. Fox from board matters.

Park City believes that the Resonant board has failed to achieve a stock price for the company that reflects the true value of the company’s technology.  Park City believes that Resonant may be able to achieve a better outcome for shareholders by pursuing a sale of the company, which Park City believes is likely to attract a buyer willing to value the company more favorably than the current market for Resonant stock. Resonant’s stock currently trades approximately 30% below its 2014 IPO price of $6.00 per share.

For these reasons, Park City Capital will nominate the following director candidates at Resonant’s annual meeting:

Robert M. Pons is the President of Spartan Advisors, Inc., a management consulting company specializing in microcap telecom and technology companies.  He previously served as an executive with PTGi International, an international wholesale telecommunications service provider, as CEO of PTGi Holdings, Inc., a diversified telecommunications operator, and as Chairman of Live Microsystems, a mobile applications platform company.  He also previously held executive positions with several other communications, wireless application, and software companies.  He serves on the board of directors and is the Lead Director of Inseego Corp. (formerly Novatel Wireless, Inc.), a provider of wireless solutions for the mobile telecommunications market.

Lee M. Gopadze is the Chairman of the Board of Proxim Wireless Corporation, a wireless communications infrastructure manufacturer, and previously served as CEO of Proxim Wireless.  He previously held executive positions with Covad Communications, SkyRiver Communications and Metricom.  He currently serves on the board of directors of Proxim Wireless and Sunrise Telecom.

Alan B. Howe is a co-founder and the managing partner of Broadband Initiatives, LLC, a telecommunications consulting firm.  He served as Vice President of Strategic and Wireless Business Development for Covad Communications, a national broadband telecommunications company, and as CFO and Vice President of Corporate Development for Teletrack, a mobile data and location solutions provider.  He previously held executive positions with Sprint and Manufacturers Hanover Trust Company.  He is a member of the boards of directors of Determine, Inc., Data I/O Corporation, MagicJack Vocaltec, and WidePoint Corporation.

Jack H. Jacobs has held the McDermott Chair of Politics at West Point since 2005 and has served as an MSNBC military analyst since 2002.  He is a principal of The Fitzroy Group, Ltd., a real estate development firm.  He was previously a managing director of Bankers Trust, as well as a co-founder of AutoFinance Group, Inc.  His military career included two tours of duty in Vietnam where he was among the most highly decorated soldiers, earning three Bronze Stars, two Silver Stars and the Medal of Honor.  He is Co-Chairman of the Medal of Honor Foundation and a member of the board of trustees of the USO of New York.  He is the author of the book, “If Not Now, When?: Duty and Sacrifice in America’s Time of Need.”

Louis J. Basenese, III is the CEO of The Basenese Group LLC, a firm providing consulting and research services, analyzing companies, developing Internet-based financial publishing companies, and providing strategic planning and business development services.  He is also the founder and Chief Analyst of Disruptive Tech Research, LLC, an independent equity research and advisory firm focusing on disruptive technology companies.  He previously served as an Investment Consultant at Morgan Stanley.

Michael J. Fox is the CEO of Park City Capital, LLC, a value-oriented investment management firm that he founded in 2008.  He is also the co-founder of Julie’s Real Foods LLC, a fast-growing natural food company that he co-founded with his wife, Julie.  He previously worked at J.P. Morgan, where he served as Vice President and Senior Business Services Analyst and headed the firm’s Business Services Equity Research Group.  He serves on the board of directors and as the Lead Director of Regional Health Properties, Inc. and has served on the board of directors of Resonant since February 2016.

If you own shares of Resonant, Park City would like to hear from you.  Please contact Alliance Advisors, Park City’s proxy advisor, toll-free at 855-737-3183.  If you would like to speak with Michael J. Fox of Park City Capital, we urge you to contact him directly at 214-855-0801.

# # #

Park City Capital, LLC and Park City Capital Offshore Master, Ltd. intend to make a filing with the SEC of a proxy statement and accompanying proxy card to solicit votes for the election of director nominees at the 2018 annual meeting of shareholders of Resonant Inc.

Park City Capital Offshore Master, Ltd. beneficially owns 1,035,000 shares of common stock, and warrants to purchase an additional 335,000 shares of common stock, of Resonant.  Park City Capital, LLC, which is the investment manager of Park City Capital Offshore Master, Ltd., and Michael J. Fox, who serves as the chief executive officer and managing member of Park City Capital, LLC, also beneficially own these shares.  The ownership of shares and other securities of Resonant by Mr. Fox and Park City’s other board nominees will be set forth in the proxy statement filed by Park City with the SEC.

Park City Capital, LLC, Park City Capital Offshore Master, Ltd., their control persons, and their nominees to the Resonant board are the participants in this proxy solicitation.  Information regarding the participants and their interests in the solicitation will be included in Park City’s proxy statement and other materials filed with the SEC. SHAREHOLDERS OF RESONANT SHOULD READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING AND PARK CITY’S NOMINEES TO THE BOARD AND SOLICITATION OF PROXIES.  THESE PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM ALLIANCE ADVISORS, LLC.

Contact:

Alliance Advisors

Peter Casey, 973-873-7710

Toll-free number: 855-737-3183